EXHIBIT 99.1

ICU Medical, Inc. to Present at the Jefferies 2010 Global Life Sciences Conference

SAN CLEMENTE, Calif., May 26, 2010 (GLOBE NEWSWIRE) -- ICU Medical, Inc., (Nasdaq:ICUI), a leading low cost manufacturer of safe medical connectors, custom medical products and critical care devices, today announced that Company management will present at the Jefferies 2010 Global Life Sciences Conference to be held on June 8-11, 2010 in New York City.

ICU Medical's presentation will take place on Thursday, June 10, at 10:30 AM Eastern Time.

The presentation will be webcast live and can be accessed by going to the Company's website at http://www.icumed.com, clicking on the Investors tab, clicking on the Webcast icon and following the prompts. The webcast will also be available by replay.

About ICU Medical, Inc.

ICU Medical, Inc. (Nasdaq:ICUI) is a leader in the development, manufacture and sale of proprietary, disposable medical connection systems for use in vascular therapy applications. ICU Medical's devices are designed to protect patients from catheter related bloodstream infections and healthcare workers from exposure to infectious diseases through accidental needle sticks or hazardous drugs. It is also a leader in the production of custom I.V. systems and incorporates proprietary products into many of those custom I.V. systems. For more information, visit www.icumed.com.

CONTACT:  ICU Medical, Inc.
          Scott E. Lamb, Chief Financial Officer
          (949) 366-2183

          ICR, Inc.
          John F. Mills, Senior Managing Director
          (310) 954-1100